                                                                     EXHIBIT 5.1

                       [IRELL & MANELLA LLP LETTERHEAD]

                               October 13, 1999

TVN Entertainment Corporation
2901 Alameda Avenue
Seventh Floor
Burbank, California  91505

     Re:  New 14% Senior Notes Due 2008
          Covered by Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as bond counsel to TVN Entertainment Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance by the Company of $200 million in aggregate principal amount of its 14% Senior Notes due 2008 (the "New Notes") in connection with the proposed exchange of $1,000 principal amount of the New Notes for each $1,000 principal amount of its outstanding 14% Senior Notes due 2008 (the "Old Notes. The Old Notes are, and the New Notes will upon issuance be, covered by that certain indenture dated July 29, 1998 (the "Indenture") by and between the Company and The Bank of New York, as trustee (the "Trustee"). This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, in the form filed with the Commission; (ii) the charter documents of the Company, as currently in effect; (iii) the Indenture; (iv) the form of the New Notes; and (v) resolutions of the Board of Directors of the Company relating to, among other things, the issuance and exchange of the New Notes for the Old Notes and the filing of the Registration Statement. We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon

TVN Entertainment Corporation
October 13, 1999
Page 2


oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon the foregoing, and subject to the assumptions and limitations set forth herein, we are of the opinion that, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and
(ii) the New Notes are duly executed, attested, issued and delivered by duly authorized officers of the Company, and authenticated by the Trustee, all in accordance with the terms of the Indenture and the prospectus contained in the Registration Statement, against surrender and cancellation of a like principal amount of Old Notes, the New Notes issued by the Company will be legally issued, and the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting creditors' rights generally and (ii) general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

     We have relied on the Form T-1 and the certificates delivered by the Trustee as to the qualifications, authority, legal power and eligibility of the Trustee to act as trustee under the Indenture and to perform in accordance with the terms of the Indenture its duties thereunder.

     This opinion is given in respect of the Indenture and the New Notes only, and we express no opinion as to the legality, validity or binding effect of any related document, instrument or agreement or any other matter beyond the matters expressly set forth herein.

     This opinion may not be used or relied upon and may not be otherwise disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent. However, we consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and prospectus and any amendments thereto. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                                  Very truly yours,

                                                  IRELL & MANELLA LLP

                                                  /s/ Irell & Manella LLP


MSJ/JCK/KI